                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [  ]

         Check the appropriate box:

         [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              TRIPATH IMAGING, INC.
                 -----------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

     ------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

             (1) Title of each class of securities to which transaction applies:
             (2) Aggregate number of securities to which transaction applies:
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             (4) Proposed maximum aggregate value of transaction:
             (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1) Amount Previously Paid:
             (2) Form, Schedule or Registration Statement No.:
             (3) Filing Party:
             (4) Date Filed:

                              TRIPATH IMAGING, INC.

                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 1, 2000

         Notice is hereby given that the 2000 Annual Meeting of Stockholders of TriPath Imaging, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 1, 2000, at 10:00 a.m. at the Courtyard by Marriott, 3141 Wilson Drive, Burlington, North Carolina, to consider and act upon the following matters:

1.       To elect three (3) members of the Board of Directors;

2. To vote on a proposed amendment to TriPath's Amended and Restated 1996 Equity Incentive Plan (the "Plan") that would increase the number of shares of Common Stock available for issuance pursuant to awards under the Plan by 1,585,000 shares from 2,986,325 to 4,571,325 shares.

3. To vote on proposed amendments to TriPath's 1997 Director Stock Option Plan (the "Director Plan") that would (i) increase the number of shares of Common Stock available for issuance pursuant to awards under the Plan by 200,000 shares from 100,000 to 300,000 shares, (ii) alter the existing eligibility requirements, and (iii) amend the size and vesting schedule of the automatic grants to newly elected and re-elected directors.

4. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 12, 2000 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,
                                             Steven N. Farber
                                             Secretary

April 27, 2000

                              TRIPATH IMAGING, INC.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               GENERAL INFORMATION

         This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of TriPath Imaging, Inc. ("TriPath" or the "Company") for use at the Company's 2000 Annual Meeting of Stockholders to be held on Thursday, June 1, 2000, at 10:00 a.m. at the Courtyard by Marriott, 3141 Wilson Drive, Burlington, North Carolina and at any adjournments thereof (the "Meeting").

         When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted to elect the directors nominated by the Board of Directors, to approve the amendments to the Company's Amended and Restated 1996 Equity Incentive Plan, to approve the amendments to the Company's 1997 Director Stock Option Plan and to ratify the selection of Ernst & Young LLP as the Company's independent auditors. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

         This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about May 2, 2000.

         Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 12, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 28,227,994 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

         The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 2000 by (i) each person known by the Company to own beneficially 5% or more of the Company's Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group:

                                                       Shares of Common Stock
                                                       Beneficially Owned (1)
                                                       -----------------------
Beneficial Owner                                        Shares         Percent
----------------                                        ------         -------

Roche Image Analysis Systems, Inc.........             3,049,680        10.8%
1080 U.S. Highway 202
Somerville, NJ 08876-3771

Sprout Capital VII, L.P. and certain
related entities (2)......................             2,170,098         7.7%
3000 Sand Hill Road
Bldg 3, Suite 170
Menlo Park, CA 94025-7114

Ampersand Specialty Materials
and Chemicals III Limited
Partnership and certain related
entities (3)..............................             2,156,411         7.6%
55 William Street
Suite 240
Wellesley, MA 02481

Allemanni, LLC............................             1,991,763         7.1%
1573 York Place
Burlington, NC 27215

Zesiger Capital Group LLC Investors.......             1,909,149         6.8%
320 Park Avenue
New York, NY  10022

James B. Powell, M.D. (4).................             2,167,178         7.7%
Thomas A. Bonfiglio (5)...................                11,854           *
Richard Charpie, Ph.D. (6)................             2,158,411         7.6%
Haywood D. Cochrane, Jr. (7)..............                20,000           *
Robert E. Curry, Ph.D. (8)................             2,172,098         7.7%
Alan C. Nelson (9)........................               588,301         2.1%
David A. Thompson (10)....................                40,699           *
Thomas Gahm, Ph.D. (11)...................               167,448           *
Ernest A. Knesel (12).....................               338,626         1.2%
Eric W. Linsley (13)......................               153,061           *

David H. Robison (14).....................                97,623           *
All current executive officers and
directors as a group (12 persons) (15)....             7,976,303        28.2%

--------------------------
   *  Indicates less than 1%.

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to outstanding options that may be exercised within the 60-day period following April 1, 2000.

(2) Consists of the following shares: 1,887,760 shares held by Sprout Capital VII, L.P. ("Sprout"); 217,009 shares held by DLJ First ESC, L.L.C. ("DLJ First"); 43,401 shares held by DLJ Capital Corporation ("DLJ Capital"); and 21,928 shares held by the Sprout CEO Fund, L.P. ("Sprout CEO"). DLJ Capital is the managing general partner of Sprout and Sprout CEO and has voting and investment control over the shares held by those two entities. DLJ LBO Plans Management Corporation ("DLJ LBO") is the manager of DLJ First and has voting and investment control over the shares held by DLJ First. DLJ Capital and DLJ LBO both are wholly owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. ("DLJ, Inc.").

(3) Consists of the following shares: 1,724,126 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III"); 28,183 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III C.F."); 282,841 shares held by Laboratory Partners I Limited Partnership ("Lab Partners I"); and 121,261 shares held by Laboratory Partners Companion Fund Limited Partnership ("Lab Partners C.F."). ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both ASMC-III and ASMC-III C.F. and has voting and investment control over the shares held by those two entities. Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership which itself is the general partner of both Lab Partners I and Lab Partners C.F. and has voting and investment control over the shares held by those two entities.

(4) Includes 1,991,763 shares held by record by Allemanni, LLC ("Allemanni"). Dr. Powell is the manager of Allemanni and has voting and investment control over the shares held by that entity. Dr. Powell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 25,415 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(5) Includes 11,064 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(6) Includes shares as described in note (3). Dr. Charpie is a general partner of ASMC-III MCLP LLP and Ampersand Lab Partners MCLP LLP and thus may be considered the beneficial owner of the shares described in note (3). Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 2,000 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(7)      Consists of outstanding shares.

(8) Includes shares as described in note (2). Dr. Curry is divisional Vice President of DLJ Capital and acts as attorney-in-fact with respect to its investment in TriPath and thus may be considered the beneficial owner of the shares described in note (2). Dr. Curry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 2,000 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(9) Includes 1,580 shares held by Dr. Nelson's wife for the benefit of her nephew and 298,249 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options. Dr. Nelson disclaims beneficial ownership of the 1,580 shares held by his wife for the benefit of her nephew.

(10) Includes 36,748 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(11) Includes 68,535 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(12) Includes 97,638 shares held by LE'BET, LLC ("LE'BET"). Mr. Knesel is the general manager of LE'BET and has voting and investment control over the shares held by that entity. Mr. Knesel disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 121,442 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(13) Includes 63,826 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(14) Includes 96,344 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

(15) See notes (2) through (14) above. Includes 786,627 shares that may be acquired within 60 days of April 1, 2000 upon the exercise of options.

                              ELECTION OF DIRECTORS

         In accordance with Section 2 of Article II of the Company's Amended and Restated By-laws (the "By-laws"), the Board of Directors (the "Board") has fixed the number of directors at seven for the coming year. The Board is divided into three classes, with the members of each class elected for three-year terms and the term for each class expiring in successive years. At the Meeting, three Class III directors will be elected to hold office for three years until his respective successor is duly elected and qualified. The Board has nominated Thomas A. Bonfiglio M.D., David A. Thompson, and Haywood D. Cochrane, Jr. for election for terms expiring in 2003. Dr. Bonfiglio, and Messrs. Thompson and Cochrane are currently directors of the Company and have consented to be nominated and to serve if elected. In the event any of Dr. Bonfiglio, Mr. Thompson or Mr. Cochrane shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, designated by the Board to replace the nominee. In the event that a vacancy occurs during the three years, such vacancy may be filled by the Board for the remainder of the full term.

         Pursuant to the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and its By-laws, directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election.

         The following table contains certain information about the nominees for election to the Board and about each other person whose term of office as a director will continue after the Meeting.

                                                                                                         Present
                                        Business Experience During Past Five                 Director     Term
         Name and Age                      Years and Other Directorships                       Since     Expires
         ------------                   ------------------------------------                 --------    -------
NOMINEES FOR DIRECTOR:
  CLASS III DIRECTORS

Thomas A. Bonfiglio, M.D.       Dr. Bonfiglio serves as Senior Attending Pathologist           1999        2000
Age: 57                         and Head, Division of Pathology at The Genesee Hospital
                                in Rochester, New York. Dr. Bonfiglio is also a
                                Clinical Professor at the University of
                                Rochester's Department of Pathology and
                                Laboratory Medicine, where he has maintained
                                various academic positions since 1971. Since
                                1969, Dr. Bonfiglio has held pathology positions
                                at various hospitals, most recently as
                                Pathologist in Chief at Strong Memorial Hospital
                                from 1989 to 1997. He is a past president of the
                                American Society of Clinical Pathologists and
                                the American Society of Cytopathology and has
                                authored numerous medical publications. He was
                                previously a director of NeoPath, Inc. until the
                                acquisition of NeoPath by the Company on
                                September 30, 1999.

David A. Thompson               Mr. Thompson retired in June 1995 from Abbott Laboratories,    1999        2000
Age: 58                         a manufacturer and distributor of pharmaceutical and
                                nutritional products, where he served in various capacities since 1964. From August 1983 to July 1990, he was Abbott's
                                Vice President, Diagnostic Operations and President,
                                Diagnostics Division; from July 1990 to June 1994, he was
                                Abbott's Senior Vice President, Diagnostic Operations and
                                President, Diagnostics Division; and from June 1994 until
                                his retirement, he was Abbott's Senior Vice President,
                                Strategic Improvement Processes. Mr. Thompson is currently
                                Chief Executive Officer of Diagnostic Marketing Strategies,
                                a private consulting firm. Mr. Thompson is also a director of HYCOR Biomedical, Inc., NABI, LifeCell Corporation, and
                                St. Jude Medical, Inc. He was previously a director of
                                NeoPath, Inc. Since 1995 until the acquisition of NeoPath
                                by the Company on September 30, 1999.

                                                                                                         Present
                                        Business Experience During Past Five                 Director     Term
         Name and Age                      Years and Other Directorships                       Since     Expires
         ------------                   ------------------------------------                 --------    -------
NOMINEES FOR DIRECTOR:
  CLASS III DIRECTORS (CONT.)


Haywood D. Cochrane, Jr.        Mr. Cochrane serves as the President and Chief Executive       1999        2000
Age: 51                         Officer of Meridian Corporate Healthcare ("Meridian") in
                                Nashville, Tennessee, and has since February 1997. Prior
                                to joining Meridian, Mr. Cochrane served as a consultant to
                                Laboratory Corporation of America Holdings ("LabCorp").
                                From April 1995 to November 1996 he was Executive Vice
                                President, Chief Financial Officer and Treasurer of
                                LabCorp. Mr. Cochrane was an employee of National Health
                                Laboratories, Inc. ("NHL") from June 1994 to April 1995,
                                following NHL's acquisition of his former employer Allied
                                Clinical Laboratories, Inc. ("Allied"). Mr. Cochrane was
                                President and Chief Executive Officer of Allied from its
                                formation in 1989 until its acquisition by NHL in June
                                1994. Mr. Cochrane is currently a director at JDN Realty,
                                Inc. and Sonus Corp., both publicly traded companies as
                                well as Meridian and Pathology Consultants of America,
                                Inc. Mr. Cochrane received a B.A. in political science
                                from the University of North Carolina at Chapel Hill.

CONTINUING DIRECTORS:
  CLASS I DIRECTORS


James B. Powell, M.D.           Dr. Powell has served as President and Chief Executive         1996        2001
Age: 61                         Officer of TriPath since January 1997. Prior to joining
                                TriPath, Dr. Powell served as the President and
                                Chief Executive Officer of LabCorp from May 1995
                                until January 1997. From June 1982 until May
                                1995, Dr. Powell served as President of
                                Biomedical Reference Laboratories/Roche
                                Biomedical Laboratories, Inc., the predecessor
                                to both LabCorp and Roche Image Analysis, Inc.,
                                which he co-founded. He continues to serve on
                                the board of LabCorp, a publicly traded company.
                                Dr. Powell received a B.A. degree from Virginia
                                Military Institute and a M.D. from Duke
                                University, and is board certified in anatomical
                                and clinical pathology.

                                                                                                         Present
                                        Business Experience During Past Five                 Director     Term
         Name and Age                      Years and Other Directorships                       Since     Expires
         ------------                   ------------------------------------                 --------    -------
Alan C. Nelson, Ph.D.           Dr. Nelson became a director in October 1999 and has served    1999        2001
Age: 50                         as Chairman of the Board since that time. He was NeoPath's
                                Chairman of the Board from March 1991 until June 1994,
                                when he became President and Chief Executive Officer,
                                a position he held until March 1999. In August 1998,
                                Dr. Nelson was again appointed Chairman of the Board
                                of NeoPath. From September 1986 to September 1992, Dr.
                                Nelson was an associate professor at the Center for
                                Bioengineering and an adjunct professor in the
                                Departments of Pathology, Radiology, and Electrical
                                Engineering at the University of Washington, where he
                                directed that university's Center for Imaging Systems
                                Optimization from 1990 to 1991. Since 1991, Dr. Nelson
                                has held an affiliate professorship with the Center
                                for Bioengineering at the University of Washington.



CLASS II DIRECTORS


Richard A. Charpie, Ph.D.       Dr. Charpie served as Chairman of the Board of Directors       1996        2002
Age: 48                         from November 1996 until October 1999. Dr. Charpie is the
                                Managing General Partner of Ampersand Ventures
                                ("Ampersand") and all of its affiliated partnerships. He
                                founded Ampersand in 1988 as a spin-off from PaineWebber
                                Incorporated. Dr. Charpie is currently a director of V.I.
                                Technologies, Inc. and of several privately held
                                companies. Dr. Charpie holds a M.S. in physics and a Ph.D.
                                in applied economics and finance, both from the
                                Massachusetts Institute of Technology.

Robert E. Curry, Ph.D.          Dr. Curry is Vice President of DLJ Capital Corporation, a      1996        2002
Age: 53                         wholly owned subsidiary of Donaldson, Lufkin & Jenrette,
                                Inc. He joined the Sprout Group ("Sprout"), a submanager
                                of various venture capital funds within the Donaldson,
                                Lufkin & Jenrette organization, as a general partner in May
                                1991. Prior to joining Sprout, Dr. Curry served in various capacities with Merrill Lynch R&D Management and Merrill
                                Lynch Venture Capital from 1984, including as President of both organizations from January 1990 to May 1991.
                                Previously, Dr. Curry was a Vice President of Becton
                                Dickinson from May 1980 to July 1984, and General Manager
                                of Bio-Rad Laboratory Inc.'s Diagnostics Systems Division
                                from August 1976 to May 1980. He currently is a director
                                of Adeza iomedical, Inc., Allos, Inc. Instrumentation
                                Metrics, Inc., Mycotech, Inc., Urosurge, Inc., Pathology
                                Partners, Inc., Prometheus Laboratories, Inc. and Photon
                                Technology International, Inc. Dr. Curry received a B.S.
                                from the University of Illinois, and a M.S. and Ph.D. in
                                chemistry from Purdue University.

         During the year ended December 31, 1999, the Board held ten (10) meetings. Each of the directors attended at least 80% of the Board meetings and meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law in lieu of a meeting.

         The Company has standing Audit and Compensation Committees of the Board, but does not have a Nominating Committee.

         The Audit Committee consisted of Dr. Charpie, Dr. Curry and Mr. Mac Mahon from January 1, 1999 until October 5, 1999. David A. Thompson replaced Mr. Mac Mahon on the Audit Committee effective as of October 5, 1999. Dr. Curry resigned from his position on the Audit Committee. As of February 23, 2000, Haywood D. Cochrane, Jr. was elected to the Audit Committee by the Board of Directors. The Audit Committee presently consists of Dr. Charpie, Mr. Thompson and Mr. Cochrane. The Audit Committee assists the Board in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial contracts and financial reporting systems. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent auditors and other matters relating to internal control systems. The Audit committee held two (2) meetings in 1999.

         The Compensation Committee currently consists of Dr. Curry and Dr. Bonfiglio. Mr. MacMahon resigned from the Compensation Committee effective as of October 5, 1999. The Compensation Committee determines the compensation paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee's duties include the administration of the Company's Amended and Restated 1996 Equity Incentive Plan. The Compensation Committee held two (2) meetings in 1999.

DIRECTOR COMPENSATION

         Directors receive compensation for their service on the Board pursuant to the 1997 Director Stock Option Plan (the "Director Plan"), which was adopted by the Board and stockholders of the Company in June 1997. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 100,000 shares of Common Stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director automatically will be granted an option to purchase 10,000 shares of Common Stock. Options become exercisable with respect to 2,000 shares on each anniversary of the date of grant for a period of five years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both. The Board of Directors has approved an amendment to the Directors Plan that would increase the number of shares available under the Directors Plan and alter the eligibility requirements under the Directors Plan, and the size and vesting of awards. See "Proposal to Amend the 1997 Directors Stock Option Plan."

      PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

GENERAL

         The Amended and Restated 1996 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors in 1996 and was approved by the stockholders of TriPath in June 1997. Currently, TriPath may grant options and award shares under the Plan for a total of 2,986,325 shares of Common Stock. The purpose of the Plan is to attract and retain key personnel of TriPath and its affiliates, to provide incentives for them to achieve long-range performance goals and to enable them to participate in the long-term growth of TriPath.

         The Closing price of TriPath's Common Stock on April 20, 2000, as reported by the Nasdaq National Market was $6.688 per share.

AMENDMENT TO THE PLAN

         The Board of Directors voted on January 26, 2000, subject to the approval of the stockholders of such Plan amendment, to amend the Plan by increasing the aggregate number of shares that may be subject to grants under the Plan by 1,585,000 shares from 2,986,325 to 4,571,325 shares.

REASONS FOR THE AMENDMENT

         Of the 1,585,00 share increase under the Plan approved by the Board of Directors, 426,000 shares are intended to replace the same number of shares currently subject to options formerly held by employees of NeoPath that were assumed by the Company in connection with the acquisition of NeoPath. The Board of Directors anticipates that the options covering these shares will expire unexercised. Because these options were assumed by the Company, rather than being issued under the Plan, these shares will not again become available for other awards after expiration of the options. Therefore, the Board of Directors has approved an increase in shares under the Plan partially to replace these shares upon expiration of the underlying option for future issuance to other employees.

         In addition to the "replacement" shares described above, the Board of Directors has approved an increase of an additional 1,159,000 shares available under the Plan. In connection with the recently completed acquisition of NeoPath, the Board of Directors believes that these additional shares are necessary for the Board to grant awards to the larger employee base of the combined Company. This is necessary to provide incentives for employees of the Company, consisting of former employees of both NeoPath and AutoCyte, to maximize the value of the combined Company.

ADMINISTRATION AND ELIGIBILITY

         The Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights and restricted stock (collectively, "Awards") to employees, directors and consultants of TriPath and its affiliates. As of April 20, 2000, 157 employees were eligible to participate in the Plan. The Compensation Committee has delegated to James B. Powell M.D. the power to grant, at the time of hire, certain Awards under the Plan to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act or whose income is not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

PLAN BENEFITS

         Awards are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions upon which such Awards will be granted, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant.

         The amount of Awards to be received under the Plan by each of the executive officers named in the Summary Compensation Table, the current executive officers of TriPath as a group, all current directors who are also consultants to TriPath and all employees, including all current officers of TriPath who are not executive officers, as a group, is not determinable and is in the discretion of the Compensation Committee. Details on options granted during the last fiscal year under the Plan to certain executive officers are presented in the tables and text under the heading "EXECUTIVE COMPENSATION". In general, as of April 1, 2000, options to purchase an aggregate of 2,300,401 shares of Common Stock have been granted and not cancelled unexercised under the Plan, of which options to purchase 494,708 shares have been exercised and options to purchase 1,805,693 shares were outstanding. In addition, a total of 590,260 shares of restricted stock have been granted, leaving 1,680,664 shares available for future grants of Awards as of April 1, 2000, including the 1,585,000 shares added by the amendment for which stockholder approval is being requested. Of the aggregate number of options granted, options to purchase an aggregate of 848,371 shares of Common Stock have been granted to all current executive officers as a group, options to purchase an aggregate of 752,371 shares of Common Stock have been granted to all Named Executive Officers as a group, 253,290 of which have been exercised, and options to purchase an aggregate of 1,452,030 shares of Common Stock have been granted to all other employees and consultants of the Company, 241,418 of which had been exercised as of April 1, 2000.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant nor within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to TriPath for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) TriPath is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to TriPath. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) TriPath receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by TriPath.

VOTE REQUIRED

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the amendment to the Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL TO AMEND THE 1997 DIRECTORS STOCK OPTION PLAN

GENERAL

         The 1997 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on June 27, 1997 and was approved by the stockholders of TriPath in June 1997. The purpose of the Director Plan is to attract and retain highly qualified, non-employee directors of TriPath and to encourage ownership of stock of TriPath by such directors so as to provide additional incentives to promote the success of TriPath. Currently, automatic grants of nonstatutory stock options may be made under the Director Plan for a total of 100,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors, as defined below. As of April 1, 2000, options to purchase an aggregate of 20,000 shares have been granted under the Director Plan. An additional 90,000 shares have been approved by the Board on January 26, 2000 subject to shareholder approval of the amendment to the plan.

AMENDMENT TO THE DIRECTOR PLAN

         The Board of Directors voted on January 26, 2000, subject to the approval of the stockholders of TriPath, to amend the Director Plan to (i) increase the aggregate number of shares that may be issued under the Director Plan from 100,000 shares to 300,000 shares, (ii) limit eligibility under the Director Plan to all non-employee directors who also do not own beneficially (as calculated pursuant to Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended) 3% or more of the outstanding stock of the Company and who are not otherwise excluded by resolution of the Board of Directors, and (iii) increase the number of shares under the automatic grant provisions of the Director Plan from 10,000 shares to 30,000 shares to all eligible newly elected or re-elected directors and change the vesting period of these options from five years to three years.

REASONS FOR THE AMENDMENT

         The Board of Directors believes that the Amendment to the Director Plan is necessary for the Company to attract and retain qualified directors. The Board of Directors believes that the terms of the proposed amendment are consistent with the terms of equity compensation for directors of other companies in the industry in which the company operates. The increase in shares under the Director Plan reflects the increased size of the awards that will be granted under the Directors Plan.

ADMINISTRATION AND ELIGIBILITY

         Awards made pursuant to the Director Plan are intended to be exempt from the requirements of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by Rule 16b-3 of the Exchange Act. Members of the Board are eligible to participate in the Plan except those members of the Board who are also officers of the Company. Currently, Dr. Bonfiglio, Dr. Charpie, Dr. Curry, Mr. Cochrane, Dr. Nelson and Mr. Thompson are Eligible Directors.

         Eligible Directors initially elected to the Board of Directors will be automatically granted options to purchase 10,000 shares of Common Stock upon such initial election. Upon re-election to the Board of Directors, all Eligible Directors will automatically receive additional options to purchase 10,000 shares of Common Stock. Options granted under the Director Plan to Eligible Directors become exercisable in five (5) equal annual installments following the date of grant, so long as the optionee then remains a director of TriPath at the opening of business on that day. All options will have a term of ten years and an exercise price, payable in cash or by check or in shares of Common Stock, equal to the fair market value of the Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the Plan are nonstatutory options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) TriPath receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by TriPath.

VOTE REQUIRED

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the amendment to the Director Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000. Although shareholder approval of the Board's selection of Ernst & Young LLP is not required by law, the Board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider the selection of Ernst & Young LLP.

         The firm of Ernst & Young LLP examined the Company's financial statements for the year ended December 31, 1999. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") currently consists of Dr. Robert E. Curry and Dr. Thomas A. Bonfiglio. The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to their cash and equity-based compensation and benefits; and
(ii) administration of employee stock option grants and stock awards under TriPath's Amended and Restated 1996 Equity Incentive Plan. The Committee held two (2) meetings in 1999.

         The Company's executive compensation policy is designed to increase shareholder value by attracting, retaining and motivating executive officers to maximize the Company's performance. Generally, the Company has set the salaries of its executive officers at slightly below industry averages and provided for significant variable compensation through stock options. There is no annual cash incentive plan. Various other benefits include medical, life insurance and retirement savings plans generally available to all employees.

         The Committee reviews the entire executive compensation package, which consists of base salary and stock option grants under the Option Plan.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

         The Company's policy is to set base salaries of its executives at slightly below industry average, as determined using compensation surveys for the industry. Base salaries are reviewed on an annual basis using compensation surveys for the industry. Base salaries for executive officers for fiscal year 1999 were determined after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation.

Cash Incentive Compensation

         The Company does not maintain a cash incentive plan for executive officers. The Committee believes that the Company's stage of life and cash requirements make it more prudent to motivate management with non-cash incentives, consisting of stock option grants.

Stock Options

         In general, stock options are granted to TriPath's executive officers at the time of their hire and at such other times as the Committee may deem appropriate. In reviewing option grants, the Committee uses the same industry survey data as used in its analysis of base salaries. The Committee bases its stock option award decisions upon a comparison with the equity ownership of officers holding similar positions in other medical technology companies, as well as upon the number of options and shares currently held by the executive and performance factors.

         The stock option grants made by the Committee are designed to align the interests of management with those of the shareholders. In order to maintain the incentive aspects of these grants, the Committee has determined that a significant percentage of any executive officer's stock options should be unvested option shares. Consistent with this determination, the Committee uses a four-year vesting period for the majority of option shares and periodically reviews individual officer stock option holdings. Stock options also are issued to lower the overall cash cost of compensation.

Benefits

         The Company provides medical, life insurance and retirement savings benefits to executive officers on terms generally available to all employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In fiscal year 1999, the Company's President and Chief Executive Officer, Dr. James B. Powell, was paid a base salary of $176,359. The base salary is below industry average, as determined using compensation surveys for the industry, and reflects Dr. Powell's significant ownership interest in the Company. During 1999, Dr. Powell was granted options with respect to 64,498 shares of Common Stock. All stock option grants were issued with the exercise price of the options equal to the market price of TriPath's Common Stock on the date of grant. Of these option grants, 56,000 become exercisable as to 1/48th of the shares on the first day of each month following the date of grant. Of the remaining 8,498 option grants, these options became exercisable with respect to 6,374 shares on December 31, 1999 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 2,124 shares on December 31, 1999.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

         With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, TriPath does not expect to have compensation exceeding the one-million-dollar limitation for the foreseeable future. Outstanding stock options granted under the Option Plan will not be subject to the limitation under applicable regulations, and TriPath plans to maintain the exclusion for any additional options that may be granted to employees covered by Section 162(m).

                            By the TriPath Imaging, Inc. Compensation Committee,

                            THOMAS A. BONFIGLIO, PH.D.
                            ROBERT E. CURRY, PH.D.

         The following table sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary for the year ended December 31, 1999 exceeded $100,000 (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                 ANNUAL             COMPENSATION          ALL OTHER
                                              COMPENSATION             AWARDS            COMPENSATION
                                              ------------             ------            ------------
                                                                     Securities
                                                                     Underlying
Name and Principal Position               Year         Salary        Options (#)
---------------------------               ----         ------        -----------

James B. Powell, M.D. ..............      1999       $ 176,359           62,374          $  5,000 (1)
President and Chief Executive             1998       $ 171,976            4,125          $  5,000 (1)
Officer(2)                                1997       $ 145,279               -           $  2,542 (1)

Thomas Gahm, Ph.D. .................      1999       $ 175,657           32,657          $  2,006 (1)
Vice President of Computer                1998       $ 175,976           17,165          $  5,000 (1)
Science                                   1997       $ 164,287               -           $  4,750 (1)

Ernest A. Knesel....................      1999       $ 194,506           32,973          $  5,000 (1)
Executive Vice President(3)               1998       $ 190,304           17,379          $  5,000 (1)
                                          1997       $ 184,032               -           $  4,750 (1)

Eric W. Linsley.....................      1999       $ 148,377           31,750          $  2,031 (1)
Vice President of Finance and Chief       1998       $ 148,195           16,471          $  4,369 (1)
Financial Officer (4)                     1997       $  88,266          135,268          $ 96,235 (6)

David H. Robison....................      1999       $ 170,240           43,578          $     -
Vice President of Operations (5)          1998       $ 169,969           70,708          $     -
                                          1997       $ 155,616           13,972          $     -

--------------------------

(1) Represents contributions by the Company to its 401(k) plan on behalf of the Named Executive Officers.

(2) Dr. Powell joined the Company as President and Chief Executive Officer in January 1997.

(3) Mr. Knesel served as interim President from November 22, 1996 until January 1997. During that period, no executive officer held the title of Chief Executive Officer.

(4) Mr. Linsley joined the Company as Vice President of Operations and Business Development in May 1997 and since October 1999 has served as Chief Financial Officer.

(5)      Mr. Robison joined the Company as Vice President of Operations in May
         1996.

(6) Represents payments of $95,251 made by the Company for relocation expenses and related income tax gross-up payments and contributions of $984 by the Company to its 401(k) plan on behalf of the Named Executive Officer.

The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants                      Potential Realizable
                               ----------------------------------------------------   Value at Assumed Annual
                                Number of     Percent of                               Rates of Stock Price
                               Securities   Total Options                             Appreciation for Option
                               Underlying     Granted to     Exercise                          Term
                                 Options     Employees in     or Base    Expiration  --------------------------
             Name                Granted     Fiscal Year    Price/Share     Date        5%(1)        10%(1)
---------------------------------------------------------------------------------------------------------------
James B. Powell, M.D. ........  36,000 (2)      2.40%         $4.5625      2/2/09      $103,296     $261,772
                                 8,498 (3)      0.57%         $4.5625      2/2/09       $24,384      $61,793
                                20,000 (8)      1.33%         $5.0000     10/6/09       $62,889     $159,374

Thomas Gahm, Ph.D. ...........  18,000 (2)      1.20%         $4.5625      2/2/09       $51,648     $130,886
                                 6,209 (4)      0.41%         $4.5625      2/2/09       $17,816      $45,148
                                10,000 (8)      0.67%         $5.0000     10/6/09       $31,445      $79,687

Ernest A. Knesel..............  18,000 (2)      1.20%         $4.5625      2/2/09       $51,648     $130,886
                                 6,631 (5)      0.44%         $4.5625      2/2/09       $19,027      $48,217
                                10,000 (8)      0.67%         $5.0000     10/6/09       $31,445      $79,687

Eric W. Linsley...............  18,000 (2)      1.20%         $4.5625      2/2/09       $51,648     $130,886
                                 5,000 (6)      0.33%         $4.5625      2/2/09       $14,347      $36,357
                                10,000 (8)      0.67%         $5.0000     10/6/09       $31,445      $79,687

David H. Robison .............  22,578 (7)      1.51%         $4.9000     5/31/09       $69,576     $176,319
                                21,000 (8)      1.40%         $5.0000     10/6/09       $66,034     $167,343

--------------------------

(1) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionee is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

(2) These options were granted on February 2, 1999 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(3) These options became exercisable with respect to 6,374 shares on December 31, 1999 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 2,124 shares on December 31, 1999.

(4) These options became exercisable with respect to 4,657 shares on December 31, 1999 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,552 shares on December 31, 1999.

(5) These options became exercisable with respect to 4,973 shares on December 31, 1999 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,658 shares on December 31, 1999.

(6) These options became exercisable with respect to 3,750 shares on December 31, 1999 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,250 shares on December 31, 1999.

(7) These options were granted on June 1, 1999 and became exercisable on September 30, 1999.

(8) These options were granted on October 6, 1999 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

         The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                       Number of
                                                                      Securities
                                                                      Underlying        Value of Unexercised
                                                                      Unexercised       In-The-Money Options
                                                                      Options at                 at
                                                                      Fiscal Year-          Fiscal Year-
                                                                          End                 End (2)
                                   Shares                            -------------      --------------------
                                 Acquired on         Value           Exercisable/           Exercisable/
             Name                 Exercise        Realized (1)       Unexercisable         Unexercisable
------------------------------------------------------------------------------------------------------------
James B. Powell, M.D. ......          -               $ -           18,415 / 48,084           $ - / $ -
Ernest A. Knesel............          -               $ -           85,449 / 93,112      $261,668 / $241,130
Thomas Gahm, Ph.D. .........       33,817          $ 128,393        46,377 / 65,443      $110,517 / $132,620
Eric W. Linsley.............       33,817          $ 134,734        41,667 / 79,534       $99,466 / $187,881
David H. Robison ...........          -               $ -           93,719 / 20,563           $ - / $ -

---------------------

(1) Based on the difference between the last sale price of the Common Stock on the date of exercise, as reported on the Nasdaq National Market, and the exercise price.

(2) Based on the difference between the last sale price of the Common Stock on December 31, 1999 of $4.125, as reported on the Nasdaq National Market, and the option exercise price.

            COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

         From January to October 1999, the Compensation Committee consisted of Dr. Charpie, Dr. Curry and Mr. Mac Mahon. In October 1999, Dr. Bonfiglio replaced Mr. Mac Mahon on the Compensation Committee. None of the members of the Compensation Committee is an officer of the Company.

         Dr. Charpie is a general partner of (i) ASMC-III MCLP LLP, which is the general partner of the general partner of both Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, and (ii) Ampersand Lab Partners MCLP LLP, which is the general partner of both Laboratory Partners I Limited Partnership and Laboratory Partners Companion Fund Limited Partnership, which, together, are a principal stockholder of the Company.

         Dr. Curry is divisional Vice President of DLJ Capital Corporation ("DLJ Capital"), the managing general partner of Sprout Capital VII, L.P. and Sprout CEO Fund, L.P., and acts as attorney-in-fact with respect to DLJ Capital's direct and indirect investments in TriPath. Together, these entities are a principal stockholder of the Company.

         Mr. Mac Mahon succeeded Dr. Powell as President and Chief Executive Officer of LabCorp, a publicly held company of which Dr. Powell currently is a director. Mr. Mac Mahon also serves as LabCorp's Chairman of the Board.

LabCorp Arrangements

         The Company has entered into certain ongoing arrangements with LabCorp for selling its products to LabCorp. In 1999, LabCorp purchased approximately $397,238 worth of products from the Company. The Company currently expects that LabCorp's purchases of its products in 2000 will exceed 5% of the Company's consolidated gross revenue for 2000.

         The Company has a continuing arrangement with LabCorp for providing cytology services in support of the Company's clinical trials. In 1999, the Company paid LabCorp approximately $5,000 under this arrangement.

         The Company had an arrangement with LabCorp for leasing a portion of LabCorp's facility in Elon College, North Carolina. In 1999, the Company paid LabCorp approximately $23,333 under this arrangement. This arrangement ended in 1999.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative stockholder return of the Company's Common Stock from September 5, 1997 (the first trading day for the Company's Common Stock) through December 31, 1999 as compared with that of the Nasdaq (U.S. Companies) Index and the Hambrecht & Quist Healthcare Section Excluding Biotech Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on September 5, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.



       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TRIPATH IMAGING, INC., NASDAQ (U.S. COMPANIES) INDEX AND HAMBRECHT & QUIST HEALTHCARE SECTION
                             EXCLUDING BIOTECH INDEX



                              9/5/97  9/30/97  12/31/97  3/31/98  6/30/98  9/30/98  12/31/98  3/31/99  6/30/99  9/30/99  12/31/99
                              ------  -------  --------  -------  -------  -------  --------  -------  -------  -------  --------
TriPath Imaging, Inc.        $100.00   $85.00    $71.25  $ 78.75  $ 55.00   $29.69   $41.88    $67.50   $60.00   $61.25    $41.25
Nasdaq Stock Market (U.S.)   $100.00  $102.55    $96.20  $112.51  $115.76  $104.80  $135.17   $151.20  $163.00  $169.20   $244.19
H&Q Healthcare--Excluding
  Biotech                    $100.00  $104.58   $104.57  $118.90  $121.14  $106.94  $127.06   $121.05  $124.22  $107.30   $111.01

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         TriPath's directors, certain of its executive officers and persons who own beneficially more than 10% of TriPath's Common Stock (collectively "Reporting Persons") are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and changes in ownership of TriPath securities with the Securities and Exchange Commission (the "Commission"). Reporting Persons also are required by Commission regulations to furnish TriPath with copies of all Section 16(a) reports they file.

         To TriPath's knowledge, based solely on a review of the copies of reports furnished to TriPath and written representations that no other reports were required, TriPath believes that during its 1999 fiscal year, its directors, executive officers, and 10% beneficial owners complied with all applicable
Section 16(a) filing requirements except that (i) three purchases of Common Stock by Mr. Cochrane in December 1999, totaling 12,449 shares were not reported on a Form 4 as required, but were reported on a Form 5 in February 2000 and (ii) in February and September 1999, Mr. Green reported on Forms 4 two (2) exercises of stock options as to 5,000 shares of Common Stock and two (2) exercises of stock options as to 1,024 shares of Common Stock, respectively, after the dates on which such filings were required for such transactions.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         In order to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than January 1, 2001. Proposals should be sent to the attention of the Assistant Secretary at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.


                          ADVANCE NOTICE PROVISIONS FOR
                      STOCKHOLDER PROPOSALS AND NOMINATIONS

         The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.


                                  OTHER MATTERS

         The Meeting is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.

         Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                              (FRONT OF PROXY CARD)

                              TRIPATH IMAGING, INC.
                              780 PLANTATION DRIVE
                        BURLINGTON, NORTH CAROLINA 27215
                                 (336) 222-9707

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 1, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of TriPath Imaging, Inc. (the "Company") hereby appoints James B. Powell, M.D., Alan C. Nelson, Ph.D., and Marc A. Rubenstein, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Thursday, June 1, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                               [SEE REVERSE SIDE]

                             (REVERSE OF PROXY CARD)

[X]    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                                    FOR            WITHHELD
1.       Proposal to elect directors                [ ]              [ ]
         FOR, except withheld from
         the following nominee(s):

         ------------------------------------
         Nominees:  Thomas A. Bonfiglio, M.D.
                    David A. Thompson
                    Haywood D. Cochrane, Jr.
                                                     FOR     AGAINST     ABSTAIN
2.       Proposal to amend the Company's Amended     [ ]       [ ]         [ ]
         and Restated 1996 Equity Incentive Plan
                                                     FOR     AGAINST     ABSTAIN
3.       Proposal to amend the Company's 1997        [ ]       [ ]         [ ]
         Director Stock Option Plan
                                                     FOR     AGAINST     ABSTAIN
4.       Proposal to ratify the selection by the     [ ]       [ ]         [ ]
         Board of Directors of Ernst & Young LLP
         as the Company's independent public
         auditors for the current fiscal year.


                        PLEASE SIGN AND MAIL PROXY TODAY

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]



Signature:__________________________         Date:________________________, 2000


Signature:__________________________         Date:________________________, 2000


NOTE: Please sign and date exactly as name(s) appear(s) above and return in the enclosed envelope. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.